UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported, on December 15, 2014 the Board of Directors of Fifth Third Bancorp (the “Registrant”) elected Katherine B. Blackburn as a Director. The Board of Directors increased the size of the Board to thirteen Directors and appointed Ms. Blackburn as a Director to fill the vacancy created by the increase. The Board had not yet determined the committees to which Ms. Blackburn was to be appointed at the time of the filing of the original report.

Ms. Blackburn’s compensation for service as a Director is consistent with that of the Registrant’s other non-employee directors, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2015 as well as the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.

Ms. Blackburn is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. During 2013 and 2014, Fifth Third Bancorp paid the Cincinnati Bengals approximately $1.9 and $1.8 million, respectively, for sponsorship arrangements, tickets and advertising expenses. In September 2014, the Company and the Cincinnati Bengals signed a 5 year contract extension for these arrangements that call for total payments by the Company during the period of over $7.9 million. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements.

Fifth Third has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its Directors and Executive Officers including Ms. Blackburn, her immediate family, and/or entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to Fifth Third.

There is no arrangement or understanding between Ms. Blackburn and any other persons pursuant to which she was selected as a director of the Registrant.

A copy of the related press release was attached as Exhibit 99.1 to the original report.

This amendment is being filed to report that on April 14, 2015, the Board of Directors appointed Ms. Blackburn to its Audit Committee.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated December 17, 2014 relating to the appointment of Katherine B. Blackburn as a Director of Fifth Third Bancorp.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 17, 2015	/s/ MARY E. TUUK
Mary E. Tuuk
Executive Vice President of Corporate Services and Board Secretary